Schedule A to the Distribution Agreement

List of Portfolios

(as amended December 15, 2008)

Wasatch Core Growth Fund

Wasatch Emerging Markets Small Cap Fund

Wasatch Global Science & Technology Fund

Wasatch Global Opportunities Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch Heritage Growth Fund

Wasatch Heritage Value Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Strategic Income Fund

Wasatch Ultra Growth Fund

Wasatch-1st Source Income Fund

Wasatch-1st Source Equity Income Fund

Wasatch-1st Source Long/Short Fund

Approved as of September 30, 2005

Amended on February 1, 2006 to add the Wasatch Strategic Income Fund

Amended on August 30, 2007 to add the Wasatch Emerging Markets Small Cap Fund and Wasatch Heritage Value Fund

Amended on November 17, 2008 to add the Wasatch Global Opportunities Fund

Amended on December 15, 2008 to add the Wasatch-1st Source Income Fund, Wasatch-1st Source Income Equity Fund, and Wasatch-1st Source Long/Short Fund

WASATCH FUNDS, INC.

By:	/s/ Russell L. Biles
Name: Russell L. Biles
Title: Vice President

Accepted:

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name: Thomas A. Carter
Title: President